    As filed with the Securities and Exchange Commission on April 28, 1995

                                                 Registration No.______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                              KANEB SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                       4619                    75-1191271
    (State or other        (Primary standard industrial       (I.R.S employer
    jurisdiction of         classification code number)     identification no.)
   incorporation or
     organization

                    2435 NORTH CENTRAL EXPRESSWAY, SUITE 700
                              RICHARDSON, TX 75080
                                 (214) 699-4000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          -------------------------

                          $1.63 DIRECTOR STOCK OPTIONS
                            (Full title of the plan)

                              HOWARD C. WADSWORTH
                    2435 NORTH CENTRAL EXPRESSWAY, SUITE 700
                              RICHARDSON, TX 75082
                                 (214) 699-4000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                               Houston, TX 77010
                                 (713) 651-5151
                           Attention: John A. Watson

                          -------------------------

                        CALCULATION OF REGISTRATION FEE




=======================================================================================================================
                                                   Proposed maximum         Proposed maximum
Title of shares to be          Amount             offering price per       aggregate offering           Amount of
    registered           to be registered              share                     price               registration fee
- ------------------------------------------------------------------------------------------------------------------------
Common Stock,
  without par value      100,000 shares(1)             $1.8125(2)               $181,250(2)                   $57
=======================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the plan.

(2) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock in the consolidated reporting system on April 26, 1995, which was $1.8125.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               Kaneb Services, Inc. (the "Company") incorporates by reference in this Registration Statement the following documents:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1994.

               (c) The description of the Company's common stock, no par value (the "Common Stock"), which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               The consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Price Waterhouse LLP, independent accountants, as indicated in their reports with respect thereto and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's bylaws provide for the indemnification of directors, officers, employees or agents of the Company to fullest extent permitted under Delaware law.

               Article Twelve of the Company's Certificate of Incorporation provides, in part, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for illegal dividends and stock repurchases or (iv) for any transaction for which the director derived an improper personal benefit.

               In 1986, the Company entered into individual Indemnification Assurance Agreements (the "Agreements") with each person who was then a director or executive officer of the Company. Pursuant to the Agreements, the Company has agreed to indemnify such persons to the full extent provided by applicable law in the bylaws of the Company.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.

       4.1 Certificate of Designation related to registrant's Adjustable Rate Cumulative Class A Preferred Stock (filed as Exhibit 4 of the exhibits to the registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1983, which exhibit is hereby incorporated by reference).

       4.2 Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (filed as Exhibit 1 of the exhibits to the registrant's report on Form 8-K and registration statement on Form 8-A, both filed with the Securities and Exchange Commission on April 5, 1988, which exhibit is hereby incorporated by reference).

       4.3 Certificate of Designations to the Restated Certificate of Incorporation of the registrant dated February 11, 1991 (filed as Exhibit 4.3 to the registrant's report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference).

       4.4 Certificate of Designation to the Restated Certificate of Incorporation of registrant dated April 23, 1991 (filed as
               Exhibit 4.4 of the exhibits to registrant's report on Form 10-K for the year ended December 31, 1991, which exhibit is hereby incorporated herein).

       4.5 Certificate of Designation dated November 2, 1992 relating to the issuance of Series E Preferred Stock (filed as Exhibit 10.2 of the exhibits to registrant's report on Form 8-K dated January 23, 1993, which exhibit is hereby incorporated by reference).

       4.6 Indenture, dated as of January 1, 1978, between Moran Energy Inc. and First City National Bank of Houston, under which Moran Energy Inc issued the 11 1/2% Subordinated Debentures due 1998 (filed as Exhibit 2(g) to Moran Energy Inc.'s Registration Statement on Form S-7 (SEC File No. 2-61216), which exhibit is hereby incorporated by reference).

       4.7 First Supplemental Indenture, dated as of March 20, 1984, between the registrant and First City National Bank of Houston, under which the registrant assumed obligations under the Indenture listed as Exhibit 4.6 above (filed as Exhibit 4.4 to the registrant's report on Form 10-K for the year ended December 31, 1983, which is hereby incorporated by reference).

       4.8 Indenture, dated as of November 1, 1980, between Moran Energy International N.V., Moran Energy Inc. and First City National Bank of Houston, under which Moran Energy International N.V. issued the 8% Convertible Subordinated Debentures due 1995 of Moran Energy International N.V. guaranteed on a subordinated basis by Moran Energy Inc. (filed as Exhibit 4(b) to Moran Energy Inc.'s Form 10-K for the year ended December 1, 1980, which Exhibit 4(b) is hereby incorporated by reference).

       4.9 First Supplemental Indenture, dated as of March 20, 1984, by and among Moran Energy International N.V., the registrant and First City National Bank of Houston, under which the registrant assumed Moran Energy Inc.'s obligations under the Indenture listed as Exhibit 4.8 above (filed as Exhibit 4.7 to the registrant's Form 10-K for the year ended December 31, 1983, which is hereby incorporated by reference).

       4.10 Indenture, dated as of January 15, 1984, between Moran Energy Inc. and First City National Bank of Houston, under which Moran Energy Inc. issued the 8 3/4% Convertible Subordinated Debentures due 2008 (filed as Exhibit 4.1 to Moran Energy Inc.'s registration statement on Form S-3 (SEC File No. 2-81227), which
               Exhibit 4.1 is hereby incorporated by reference).

       4.11 First Supplemental Indenture, dated as of March 20, 1984, between the registrant and First City National Bank of Houston, under which the registrant assumed obligations under the Indenture listed as Exhibit 4.10 above (filed as Exhibit 4.8 to the registrant's Form 10-K for the year ended December 31, 1983, which is hereby incorporated by reference.

       4.12    Form of Stock Option Agreement

       5. Opinion of Fulbright & Jaworski L.L.P., as to legality of securities registered hereby.

       23.1    Consent of independent auditors: Price Waterhouse LLP.

       23.2    Consent of independent accountants: Price Waterhouse LLP.

       24.     Power of attorney (contained on page II-5 hereof).

ITEM 9.        UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Wadsworth to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 27th day of April, 1995.

                                        KANEB SERVICES, INC.



                                        By:  /s/  HOWARD C. WADSWORTH
                                           ---------------------------------
                                           Name:  Howard C. Wadsworth
                                           Title:  Vice President -
                                                   Administration/Treasurer


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


       Name                                      Title                                           Date
       ----                                      -----                                           ----
   /s/ JOHN R. BARNES               Chairman of the Board, President and                       April 27, 1995
- ------------------------              Chief Executive Officer
      (John R. Barnes)

   /s/ TONY M. REGAN                Controller (Principal Financial and                        April 27, 1995
- ------------------------              Accounting Officer)
      (Tony M. Regan)

- ------------------------            Director
      (Sangwoo Ahn)

 /s/ C. E. BENTLEY                  Director                                                   April 27, 1995
- ------------------------
    (C. E. Bentley)




       Name                                      Title                                           Date
       ----                                      -----                                           ----

  /s/ PRESTON A. PEAK               Director                                                April 27, 1995
- -----------------------
    (Preston A. Peak)

  /s/ RALPH A. REHM                 Director                                                April 27, 1995
- -----------------------
    (Ralph A. Rehm)

  /s/ JAMES R. WHATLEY              Director                                                April 27, 1995
- -----------------------
     (James R. Whatley)


                               INDEX TO EXHIBITS


       4.12    Form of Stock Option Agreement

       5. Opinion of Fulbright & Jaworski L.L.P., as to legality of securities registered hereby.

       23.1    Consent of independent auditors: Price Waterhouse LLP.

       23.2    Consent of independent accountants: Price Waterhouse LLP.

       24.     Power of attorney (contained on page II-5 hereof).